Exhibit 5






                                   December 29, 1998



New England Community Bancorp, Inc.
176 Broad Street
Windsor, Connecticut  06095

Ladies and Gentlemen:

     We are counsel for New England Community Bancorp, Inc., a Delaware corporation (the "Company"), and issue the following opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering by the Company of up to 250,000 shares of its Common Stock, par value $.10 per share (the "Shares"), and interests in the New England Community Bancorp 401(k) Plan (the "Plan").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plan, the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, and such other documents, corporate records, certificates of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions.

     We are members of the Bar of the State of Connecticut and we express no opinion as to the law of any jurisdiction other than the laws of the State of Connecticut and Delaware corporate law.

     Subject to the foregoing and based on such examination and review, we are of the opinion that, when the Registration Statement has become effective under the Act and the Shares have been issued and delivered against payment therefor in accordance with the applicable provisions of the Plan and proper resolutions of the Board of Directors of the Company relating thereto, any Shares originally issued pursuant to the Plan will be duly authorized, validly issued, fully paid and non-assessable (assuming that, at the time of such issuance, the Company has a sufficient number of authorized shares available for such issuance).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                           Very truly yours,



                           /s/ Day, Berry & Howard LLP
                           DAY, BERRY & HOWARD LLP